Exhibit (h)(iii) under Form N-1A
                                              Exhibit 10 under Item 601/Reg. S-K



                             BT INSTITUTIONAL FUNDS

                                    EXHIBIT D
                                     TO THE
                      ADMINISTRATION AND SERVICES AGREEMENT
                           MADE AS OF OCTOBER 28, 1992
                                     BETWEEN
                BT INSTITUTIONAL FUNDS AND BANKERS TRUST COMPANY
                          AS REVISED: October 31, 1997


Institutional Cash Management Fund..........................0.05%
Institutional Treasury Money Fund...........................0.05%
Institutional Liquid Assets Fund............................0.05%
Equity 500 Index Fund.......................................0.05%
Institutional Cash Reserves.................................0.05%
Institutional Daily Assets Fund.............................0.02%
International Equity Fund
      Class I...............................................0.40%
      Class II..............................................0.15%
Global Emerging Markets Equity Fund.........................0.35%
International Small Company Equity Fund.....................0.10%
Institutional Treasury Assets Fund..........................0.10%